FIRST AMENDMENT TO LOCK UP AND PLAN SUPPORT AGREEMENT

This First Amendment to Lock Up and Plan Support Agreement (this “Amendment”), dated as of January 22, 2010, is made by and among:

(a)	The undersigned First Lien Lenders (as defined below) under that certain Amended and Restated Credit Agreement, dated as of July 6, 2007, among FX Luxury Las Vegas I, LLC (the “Debtor”), a Nevada limited-liability company (fka Metroflag BP, LLC) and FX Luxury Las Vegas II, LLC (“FX II”), a Nevada limited-liability company (fka Metroflag Cable, LLC), FX Luxury Las Vegas Parent, LLC (“Las Vegas Parent”), a Delaware limited-liability company (fka BP Parent, LLC), the banks, financial institutions and other lenders listed on the signature pages hereto (the “First Lien Lenders”), and Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent for the First Lien Lenders and Credit Suisse Securities (USA) LLC, as syndication agent, sole book running manager and sole lead arranger (as further amended, modified or supplemented from time to time);

(b)	Landesbank Baden-Württemberg, New York Branch (as successor-in-interest to Credit Suisse, Cayman Islands Branch, the “First Lien Agent”);

(c)	The undersigned Second Lien Lenders (the “Supporting Second Lien Lenders”) under that certain Amended and Restated Credit Agreement, dated as of July 6, 2007, among the Debtor, FX II, Las Vegas Parent, the banks, financial institutions and other entities listed on the signature pages thereto, and NexBank, SSB (as successor-in-interest to Credit Suisse, Cayman Islands Branch, the “Second Lien Agent”), as administrative agent and collateral agent for the Second Lien Lenders;

(d)	The Second Lien Agent;

(c)	The Debtor; and

(e)	LIRA LLC (“Equity Parent”), a Delaware limited liability company;

(each First Lien Lender, the First Lien Agent, each Supporting Second Lien Lender, the Second Lien Agent, the Debtor and the Equity Parent, individually a “Party”, and collectively, the “Parties”).

RECITALS

Whereas, pursuant to that certain Lock Up and Plan Support Agreement (as amended, supplemented or otherwise modified through the date hereof, the “Lock Up”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lock Up), dated as of December 18, 2009, by and between the Parties, the Parties agreed, subject to the terms and conditions set forth therein, to take, and forego from taking, certain actions in respect of the Transaction; and

Whereas, the Parties have agreed to (1) extend certain periods prescribed in the Lock Up for achieving milestones related to the Transaction and (2) certain other amendments to the Lock Up, all as more particularly described below.

Now, Therefore, in consideration of the foregoing and the promises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

Section 1.	Amendments to the Lock Up.

1.1.	Amendments to Definitions in Section 1 of the Lock Up.

(a) The definition of “Confirmation Order” in Section 1 of the Lock Up is hereby amended and restated in its entirety to read as follows:

““Confirmation Order” means a confirmation order in form and substance acceptable to all Parties, the form of which shall be negotiated on or prior to the Petition Date.”.

(b) The definition of “Document Finalization Date” in Section 1 of the Lock Up is hereby amended and restated in its entirety to read as follows:

““Document Finalization Date” means February 3, 2010 or such earlier date upon which the Parties agree, in the sole and absolute discretion of each such Party, that the Key Transaction Documents are in final form.”.

(c) The definition of “Key Transaction Documents” in Section 1 of the Lock Up is hereby amended and restated in its entirety to read as follows:

““Key Transaction Documents” means the Cure Right Agreement, New Constituent Documents, the Plan, the Disclosure Statement, the Ballots, the New Secured Loan Documents, the New Property Management Agreement, the Equity Sponsor Non-Recourse Carveout Guarantee, the Second Lien Non-Recourse Carveout Guarantee, the Interest Payment Guarantee, the Interim Cash Collateral Order, the Final Cash Collateral Order, and the Second Lien Lender Litigation Release.”.

(d) The definition of “New Plan Funding Agreement” in Section 1 of the Lock Up is hereby deleted in its entirety.

(e) The definition of “Notice of Plan Effective Date” in Section 1 of the Lock Up is hereby deleted in its entirety.

1.2. Amendments to Exhibit C of the Lock Up. Exhibit C of the Lock Up is amended and restated in its entirety to read as set forth on Attachment 1 to this Amendment.

1.3. Amendments to Exhibit D of the Lock Up. Exhibit D of the Lock Up is amended and restated in its entirety to read as set forth on Attachment 2 to this Amendment.

Section 2. Escrow Agreements. Each of the Parties that is also a Party to either of the Equity Sponsor Escrow Agreement or the Supporting Second Lien Lender Escrow Agreement hereby agrees that each of the Escrow Agreements remain in full force and effect as of the date hereof.

Section 3. Effect of Amendment on the Lock Up. On and after the Effective Date (as defined below) of this Amendment, each reference in the Lock Up to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Lock Up shall mean and be a reference to the Lock Up as amended by the Amendment. The Lock Up, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as expressly set forth in this Amendment, no other amendment, modification, consent or waiver of the Lock Up should be construed or implied.

Section 4. Representations. Each Party represents to each other Party that each of the representations and warranties made by it in Section 4 of the Lock Up remains true and correct as of the date hereof and that, after giving effect to the amendments contained herein, no default exists under the Lock Up.

Section 5. Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) when and if each Party shall have executed and delivered to the First Lien Agent a counterpart of this Amendment. This Amendment is subject to and made in accordance with the provisions of Section 8.8 of the Lock Up.

Section 6. Miscellaneous Terms.

6.1. Headings. The headings of all sections of this Amendment are inserted solely for the convenience of reference and shall not affect the interpretation hereof.

6.2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Amendment, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Amendment or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Amendment, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Prepackaged Case is commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Amendment unless and until the Prepackaged Case has been dismissed, the automatic stay has been lifted, or this Amendment has been terminated, in which case all disputes will be adjudicated in the Southern District of New York.

6.3. Waiver of Jury Trial. Each of the Parties hereby waives trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of the Parties in the negotiation, administration, performance or enforcement thereof.

6.4. Counterparts. This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

6.5. Integration. This Amendment and any agreement referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof. The terms hereof may not be contradicted by any evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the Parties concerning the subject matter hereof.

6.6. Survival of Amendment. Each of the Parties acknowledges and agrees: (a) that this Amendment is being executed in connection with negotiations concerning a possible financial restructuring of the Debtor and in contemplation of the Prepackaged Case; and (b) it is the intention of the Parties that, to the fullest extent permitted under applicable law, the rights granted in this Amendment are enforceable by each signatory hereto without approval of the Bankruptcy Court.

[SIGNATURES ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

FX LUXURY LAS VEGAS I, LLC
(f/k/a Metroflag BP, LLC),
a Nevada limited liability company
By: FX Luxury, LLC (f/k/a FX Luxury Realty, LLC), a Delaware limited liability company, its sole member
By: FXL, Inc., a Delaware corporation, its managing member
By:
Name: Mitchell J. Nelson
Title: President

LIRA LLC By:
Name:
Title:

LANDESBANK BADEN-WÜRTTEMBERG, NEW YORK BRANCH, as First Lien Agent By:
Name:
Title:
By:
Name:
Title:

FIRST LIEN LENDERS

LANDESBANK BADEN-WÜRTTEMBERG,
as a First Lien Lender

By:

Name:
Title:

By:

Name:
Title:

MÜNCHENER HYPOTHEKENBANK EG,
as a First Lien Lender

By:

Name:
Title:

By:

Name:
Title:

DEUTSCHE HYPOTHEKENBANK

(ACTIEN-GESELLSCHAFT), as a First Lien Lender

By:

Name:
Title:

By:

Name:
Title:

GREAT LAKES REINSURANCE (UK) PLC,
as a First Lien Lender

By:

Name:
Title:

By:

Name:
Title:

SECOND LIEN AGENT

NEXBANK, SSB, as Second Lien Agent

By:
Name:
Title:

SUPPORTING SECOND LIEN LENDERS

SPECTRUM INVESTMENT PARTNERS, LP, as a Supporting Second Lien Lender

By: SPECTRUM GROUP MANAGEMENT, LLC, its General Partner

By:
Name:
Title:

FIVE MILE CAPITAL POOLING INTERNATIONAL LLC, as

a Supporting Second Lien Lender

By: FIVE MILE CAPITAL PARTNERS LLC, its manager

By:
Name:
Title:

TRANSAMERICA LIFE INSURANCE COMPANY, as a Supporting Second Lien Lender

By:
Name:
Title:

Attachment 1

Amended and Restated Exhibit C to Lock Up

Exhibit C
Form of Final Document Acknowledgment

Reference is made to that certain Lock Up and Plan Support Agreement (the “PSA”), dated as of December 18, 2009 (as amended from time to time) among the First Lien Lenders, the First Lien Agent, the Supporting Second Lien Lenders, the Second Lien Agent, the Debtor, and the Equity Parent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the PSA.

The Parties acknowledge and agree that the Key Transactions Documents attached hereto are in final form.

ACKNOWLEDGED AND AGREED AS OF [Document Finalization Date]:

[Party]

By:
Name:
Title:

Attachment 2

Amended and Restated Exhibit D to Lock Up

Exhibit D
Transaction Term Sheet

[attached]

PRIVILEGED & CONFIDENTIAL
SUBJECT TO FEDERAL RULE OF EVIDENCE 408
& ANY SIMILAR APPLICABLE STATE OR FEDERAL RULE OR LAW

MAY NOT BE USED IN ANY JUDICIAL, ARBITRATION, MEDIATION OR ADMINISTRATIVE FORUM FOR ANY PURPOSE WHATSOEVER

TERM SHEET FOR NEW FIRST LIEN LOAN

January 22, 2010

Summary of terms of new loan to be made by Landesbank Baden-Württemberg, New York Branch, as administrative agent and collateral agent (in such capacity, “Agent”) on behalf of certain lenders (“Lenders”) to the reorganized Existing Borrower (as hereinafter defined) (such reorganized Existing Borrower, “New Borrower”).

For reference purposes only, the existing first lien mortgage loan (the “Existing Loan”) was made pursuant to that certain Amended and Restated Credit Agreement (“First Lien Credit Agreement”), dated as of July 6, 2007 among FX Luxury Las Vegas Parent, LLC (f/k/a BP Parent, LLC), FX Luxury Las Vegas I, LLC (f/k/a Metroflag BP, LLC) and FX Luxury Las Vegas II, LLC (f/k/a Metroflag Cable, LLC) (collectively, “Existing Borrower”), Lenders and Agent, as successor in interest to Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent. Capitalized terms used herein without being defined herein shall have the meaning set forth in the First Lien Credit Agreement and if not defined therein shall have the meaning set forth in the Lockup Agreement.

New Borrower, Agent and Lenders hereby agree to consummate a new first lien mortgage loan (the “New Loan”) containing the following terms:

1.	Effective Date of New Loan. The New Loan would be made effective upon the transfer of the property to New Borrower in accordance with the provisions of the Plan (the “Effective Date”).

2.	New Borrower Ownership. Each of the Equity Parent, on one hand, and GUC Parent, an entity owned seventy percent (70%) by the Supporting Second Lien Lenders and thirty percent (30%) by general unsecured creditors of the Debtor that are accredited investors, on the other hand, shall initially hold fifty percent (50%) of the direct or indirect ownership and economic interests (subject to the issuance of management incentive interests) of New Borrower Parent, a limited liability company which shall be the sole member of New Borrower. Equity Parent will hold the Class A Units of New Borrower Parent and GUC Parent will hold the Class B Units of New Borrower Parent. The limited liability company agreement of New Borrower shall include a “golden share” (i.e., Agent or its designee (the “Golden Share”) shall receive a non-economic, voting only interest in New Borrower such that the Golden Share’s consent shall be required, among other things, to (i) amend or modify New Borrower’s organizational documents or (ii) validly cause New Borrower to file bankruptcy), acceptable to Agent and Lenders. The final form and provisions of the Golden Share (including, without limitation, whether there will also be a Golden Share within the direct and/or indirect members of New Borrower) shall be subject to the reasonable approval of Agent, Lenders, Equity Parent and the Supporting Second Lien Lenders.

3.	Principal Amount of Loan. The amount of the New Loan as of the Effective Date shall be the sum of (i) $249,000,000.00, plus (ii) all accrued non-default rate interest incurred (and unpaid) prior to the filing of the bankruptcy of Existing Borrower, plus (iii) all accrued and unpaid fees of Agent incurred prior to the bankruptcy of the Existing Borrower, plus (iv) all accrued and unpaid non-default rate interest incurred (and unpaid) during the bankruptcy of the Existing Borrower, plus (v) all accrued and unpaid fees of Agent incurred during the bankruptcy of the Existing Borrower, plus (vi) any other amounts to be included as principal of the New Loan as set forth in the Lockup Agreement, each of the foregoing as more specifically described and calculated as set forth in the Lock-Up Agreement.

4.	Repayment of Existing Loan. The Existing Loan shall be repaid on the Effective Date from (a) the proceeds of the New Loan, plus (b) a payment by or on behalf of New Borrower of $10,000,000.00.

5.	Initial Maturity Date of the New Loan. Six (6) years from the Effective Date (such term, the “Initial Term” and such date, the “Initial Maturity Date”).

6.	Extension Option. There shall be three (3) one-year (each, an “Extension Term”) extension options (each, an “Extension Option”) subject to the following conditions to be satisfied upon the exercise of each Extension Option: (i) New Borrower has provided to Agent not less than ninety (90) days prior written notice of its intention to exercise such Extension Option; (ii) on the date such notice is received by Agent and on the commencement date of such Extension Term, no Event of Default shall exist and be continuing; (iii) on or before the commencement date of the first Extension Term, New Borrower shall have paid to Agent the Exit Fee in full; (iv) on or before the commencement date of each Extension Term, New Borrower shall have paid to Agent an extension fee equal to thirty-five (35) basis points on the then outstanding principal balance of the New Loan; (v) the DSCR shall be no less than 1.2:1.0 (based on a forward looking 12-month basis on the then applicable interest rate for such Extension Term, which will assume a new Liquidity Spread and Margin method as set forth below); (vi) the Liquidity Spread shall be adjusted as per below to the First Lien Lenders’ cost of funds as of the commencement of such Extension Term; and (vii) the Margin shall be increased to the greater of (a) 170 basis points and (b) the current market margin, such margin to be paid currently and not accrued).

7.	Interest Rate: Floating rate on one (1) or three (3) month cost of funds ($-LIBOR plus Liquidity Spread (as defined below)) plus Margin. Borrower has the option to choose a one (1) or three (3) month period at the end of each interest period, but there may be no more than two (2) LIBOR tranches at any one time. The monthly payment during the Initial Term shall be equal to LIBOR plus Liquidity Spread.

8.	Interest Rate Hedge Requirement. No interest rate hedging agreement or other arrangement shall be required.

9.	Liquidity Spread: The Liquidity Spread shall mean Lenders’ costs for providing liquidity throughout the term of the New Loan; the highest cost among Lenders’ rates shall apply. The final spread will be settled two (2) Business Days prior to closing and will then be fixed and payable throughout Initial Term. For each Extension Term a new Liquidity Spread will be settled two (2) days prior to the commencement of such Extension Term and will then be fixed and payable throughout such Extension Term. If the then applicable Liquidity Spread is greater than the immediately preceding Liquidity Spread, the greater Liquidity Spread shall apply. As of December 4, 2009, the Liquidity Spread is equal to 150 bps per annum for a 6-year term.

10.	Margin. During the Initial Term, the Interest Rate Margin on the New Loan shall be 150 bps per annum, but shall accrue and be paid as an Exit Fee (see below).

11.	Prepayment. Prepayment in amounts of at least $1,000,000.00 shall be possible subject to (a) 10 business days prior notice, (b) payment of any breakage costs (including, without limitation, with respect to LIBOR breakage and Liquidity Spread breakage), which costs shall be calculated by Lenders and binding on New Borrower and (c) payment of the Currency Breakage Prepayment Premium with respect to the portion of the New Loan being prepaid to MHB; provided, however, the Currency Breakage Prepayment Premium shall not be payable in connection with partial prepayments of the New Loan made pursuant to the waterfall set forth in paragraph 21. The parties will reasonably cooperate to minimize any breakage fees in connection with any prepayment as a result of any payments made under the waterfall set forth in paragraph 21, including application at the end of an applicable LIBOR period. For purposes hereof, “Currency Breakage Prepayment Premium” shall mean: (i) 250 bps in year 1 of the Initial Term, (ii) 200 bps in year 2 of the Initial Term; (iii) 150 bps in year 3 of the Initial Term; (iv) 100 bps in year 4 of the Initial Term; (v) 50 bps in year 5 of the Initial Term; and (vi) 0 bps in year 6 of the Initial Term.

12.	Amortization. Interest only to be paid during the Initial Term and the Extension Term, to be paid from the Net Operating Income and/or the Interest Reserve Account, if necessary. Any amortization payments shall be made pursuant to the waterfall set forth in paragraph 21 below.

13.	Exit Fee & Case Margin. Upon the earlier of the Initial Maturity Date or repayment of the New Loan, New Borrower shall pay to Lenders a fee equal to 150 basis points per annum calculated on a per diem basis (the “Exit Fee”) less any amounts paid to Lenders pursuant to the waterfall set forth in paragraph 21, subparagraph “twelfth”, below. Upon the earlier of the Initial Maturity Date or repayment of the New Loan, New Borrower shall pay to Lenders any unpaid “Case Margin”, as set forth in the Lock-Up Agreement (the “Case Margin”) less any amounts paid to Lenders pursuant to the waterfall set forth in paragraph 21, subparagraph “tenth” below.

14.	Limited Non-Recourse Carve-Out Guaranties. Two Limited Non-Recourse Carve-Out Guaranties: one from FX Guarantors and the other from Second Lien Lender Guarantors (each as defined below), each in the amount of $60,000,000.00, which provides that the Loan shall immediately become full recourse to Guarantor in the event of the following: (a) a voluntary (or colluded (as further set forth in each guaranty)) bankruptcy of New Borrower, (b) misappropriation of funds, but only to the extent of actual loss, and (c) if upon a Monetary Event of Default (after all notice and cure periods), New Borrower attempts to hinder, delay or cancel a trustee’s sale through legal proceedings. Such Guaranty shall burn down pro rata each year of the Initial Term to a floor of $20,000,000.00 (i.e., 1/6 of $40M per each year of the Initial Term). The Limited Non-Recourse Carve-Out Guaranties provided for herein shall be limited to $60 million (as such $60 million cap is reduced as described above) in the aggregate for all guarantors. The final form of each guaranty to be provided pursuant to this paragraph 14 shall be included as a Key Transaction Document within the scope of Section 3.10(a) of the Lockup Agreement, but in all events, each such guaranty shall be in form and substance satisfactory to each guarantor thereunder and to Agent and Lenders, in each party’s sole and absolute discretion.

15.	Interest Reserve. Borrower will deposit into the Interest Reserve Account on or before the Effective Date, $2,000,000.00.

16.	Interest Reserve Replenishment. Interest Reserve to be replenished pursuant to the waterfall set forth in paragraph 21 below, up to an amount equal to six (6) months of interest payments (LIBOR plus Liquidity Spread, but not including the Margin).

17.	Interest Payment Guaranty. Interest Payment Guaranty from Guarantor (defined below), guaranteeing three (3) months of interest payments (LIBOR plus Liquidity Spread).

18.	Guarantor. Each guarantor to be a credit-worthy person(s) and/or entity(ies) acceptable to the First Lien Lenders. The “FX Guarantors” shall initially be Robert F.X. Sillerman, Paul C. Kanavos and Brett Torino and initially or later, possibly others, subject to Agent’s review and approval of financial statements to be provided by or on behalf of the proposed additional FX Guarantors. The “Second Lien Lender Guarantors” shall initially be Spectrum Investment Partners LP, Five Mile Capital Pooling International LLC and Transamerica Life Insurance Company, or others, subject to Agent’s review and approval of the financial statements to be provided on or behalf of the proposed additional Second Lien Lender Guarantors. “Guarantor” shall mean, individually or collectively, as the context may require, the FX Guarantors and/or the Second Lien Lender Guarantors. Actual names of the two groups of guarantors to be finalized prior to the Effective Date. The Huff Alternative Fund, L.P. and/or The Huff Alternative Parallel Fund, L.P., subject to Agent’s review and approval, shall provide guaranties on a several basis as a member of the group or groups in which it participates, to the extent admitted (or participates in) either group.

19.	Capital Expenditures. In the event New Borrower desires to undertake any capital expenditures and/or any tenant improvements, New Borrower shall first provide to Agent a capital expenditure/tenant improvement budget, which shall be subject to the reasonable approval of Agent. In the event that there is not sufficient cash flow to pay for such approved capital expenditures and/or tenant improvements (after taking into account any amounts on reserve in the Capital Expenditure/Tenant Improvement Reserve), and New Borrower desires to undertake such approved capital expenditures/tenant improvements, such shortfall shall be at the sole cost and expense of New Borrower, subject to reimbursement of such shortfall amounts expended pursuant to “seventh” and “eighth” of paragraph 21 below.

20.	Capital Expenditure/Tenant Improvement Reserve. Borrower shall deposit into the Capital Expenditure/Tenant Improvement Reserve on or before the Effective Date, $1,000,000.00.

21.	Cash Management. All revenue from Property shall be deposited into a lockbox account established by New Borrower and pledged to Agent on behalf of Lenders. All funds on deposit shall be disbursed as follows: first, if no Material Event of Default (as defined in the pre-negotiated loan agreement for the New Loan) then exists, to fund operating expenses (pursuant to an operating budget reasonably approved by Agent); second, if no Material Event of Default then exists, to fund a tax reserve account; third, if no Material Event of Default then exists, to fund an insurance reserve account; fourth, if no Material Event of Default then exists, (x) to the payment of the Agent’s Fee (until the entire Agent’s Fee has been paid in full for such year (for purposes hereof, the “Agent’s Fee” means $75,000.00 per annum) and (y) the costs and expenses of Agent otherwise payable to Agent pursuant to the terms of the loan agreement and/or the other loan documents for the New Loan, then accrued, due and payable; fifth, if no Material Event of Default then exists, to fund current interest due and payable; sixth, if no Material Event of Default then exists, to replenish the interest reserve account (up to an amount equal to 6-months of interest); seventh, if no Material Event of Default then exists, to replenish the capital expenditure/tenant improvement reserve account (up to $2M); eighth, if no Material Event of Default then exists, to New Borrower to the extent New Borrower has incurred any costs, pursuant to an approved budget, in respect of any new lease agreement or capital improvement; ninth, if no Event of Default then exists, to Agent, to the extent that any costs, expenses and/or accrued (but unpaid) interest becomes part of the New Loan as set forth in the Lock-Up Agreement (see paragraph 3), which amounts shall applied to prepay the New Loan; provided, however, in the event that any such prepayment shall result in breakage costs, at New Borrower’s option, such amounts that would otherwise cause such breakage costs shall be deposited in a segregated, interest bearing account pledged to Agent on behalf of Lenders as additional collateral for the New Loan; tenth, if no Material Event of Default then exists, to Agent, to be applied to the payment of the Case Margin; eleventh, if no Material Event of Default then exists, to New Borrower in an amount equal to (x) taxable income attributed to the Property ownership times (y) the maximum Federal, State and City tax rate applicable to a taxable individual beneficial owner of New Borrower (a “pass-through” entity) resident in New York City (as verified by an independent accountant acceptable to Agent and Lenders); and twelfth, if no Material Event of Default then exists, to be disbursed in equal parts as follows: (a) to Lenders, with any such amounts disbursed to Lenders to be applied to the payment of the Exit Fee; it being understood that upon payment of the Exit Fee in full (whether by crediting amounts disbursed in accordance with the above waterfall or otherwise), all excess amounts being distributed to Lenders in accordance with the above waterfall shall thereafter be applied to prepay the New Loan; provided, however, in the event that any such prepayment shall result in breakage costs, at New Borrower’s option, such amounts that would otherwise cause such breakage costs shall be deposited into a segregated, interest bearing account pledged to Agent on behalf of Lenders as additional collateral for the New Loan, and (b) to New Borrower. Any interest earned in the account(s) described in the preceding clauses “ninth” and “twelfth” (the “Prepayment Accounts”) shall be credited to each respective account. Agent shall have the right to apply the funds on account in any Prepayment Account if such application shall not result in any breakage costs or upon the occurrence of an Event of Default or Triggering Event of Default. For the avoidance of doubt, any amounts deposited into any Prepayment Account shall not be deemed to be a prepayment or repayment or reduction of the outstanding principal amount of the New Loan and such amounts shall continue to bear interest until such amounts are actually applied to reduce the outstanding principal amount of the New Loan.

22.	Property Manager. New Borrower shall be permitted to select the property manager and leasing agent, if any, and any replacement property manager or leasing agent subject to the reasonable approval of Agent. Any property management agreement or leasing commission agreement shall be subject to the prior approval of Agent. It is contemplated that these will be affiliates of New Borrower.

23.	Operating Budget. New Borrower shall provide to Agent on or before the Effective Date and each January 1st following the Effective Date a proposed annual operating budget which shall be subject to the reasonable approval of Agent (the “Operating Budget”). The Operating Budget shall contain, but not be limited to, real property Taxes, insurance premiums, and any other reasonable cost or expense related to the Property as approved by Agent (the “Approved Expenses”). In the event that there is not sufficient cash flow to pay the Approved Expenses, such shortfall shall be at the sole cost and expense of New Borrower. Note, the Cushman & Wakefield report of February 2009 (attached to the Receiver motion) states that the Property with a Total Rental Area of 194,171 sft could be managed at a cost of approx. $30.00 USD psf per annum. Notwithstanding the forgoing, the initial Operating Budget shall be based on the budget relating to the property operations during bankruptcy; provided that the allocation of the management fee and leasing commissions, subject to the reasonable approval of Agent, shall be as negotiated in the joint venture agreement between the FX Guarantors and the Second Lien Lenders.

24.	Leasing. Borrower shall be permitted to enter into Qualified Leases without Agent’s consent. A “Qualified Lease” means a lease or amendment, renewal or extension thereof that (a) provides for rental rates and term, which, in New Borrower’s reasonable judgment (supported by applicable evidence in Agent’s reasonable discretion), are comparable to existing local market rates and terms, (b) is an arms-length transaction, (c) is for a term of not more than six (6) years, but not exceeding the Initial Maturity Date of the New Loan; provided, however, the term of such lease may be more than six (6) years or exceed the Initial Maturity Date if such lease is cancelable after the earlier of six (6) years or the Initial Maturity Date by the landlord thereunder (or successor thereto) on not less than ninety (90) days notice, (d) provides that such lease is subordinate to the First Lien Mortgage and that the tenant under such lease shall attorn to Agent and (e) is on New Borrower’s standard form lease (which shall be previously approved by Agent). Any lease which is not a Qualified Lease shall be permitted only with Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Agent fails to notify Borrower within ten (10) Business Days after receipt of Borrower’s written request for consent, such consent shall be deemed to be given. While New Borrower would expect that short-term leases where extensive tenant installation work is not required will generally not require a non-disturbance agreement (and New Borrower shall not offer one in those circumstances), if and to the extent that New Borrower believes it is appropriate to seek a non-disturbance agreement, whether due to the lease term, credit of the tenant or expense of required tenant installation, Agent will not unreasonably withhold, condition or delay its consent thereto. Upon the second anniversary of the Effective Date, New Borrower and Agent shall cooperate in all reasonable respects to reevaluate the terms and provisions of the definition of “Qualified Lease”.

25.	Loan Documents. Loan Documents to reflect a “retail loan” (not a “development loan”) and are to include covenants and conditions for such a loan to be negotiated by the parties.

26.	Title Insurance. New Borrower shall, at its sole cost and expense, deliver to Agent a new title insurance policy for the amount of the New Loan.

27.	Opinions. New Borrower shall, at its sole cost and expense, deliver to Agent legal opinions, as reasonably requested by Agent with respect to New York Law and Nevada Law, and the law of the jurisdiction of New Borrower, the member(s) of New Borrower and Guarantor (collectively, the “New Borrower Parties”), with respect to the due authorization, execution, delivery, enforceability and any other matters reasonably requested by Agent with respect to any and all documents executed and delivered by any New Borrower Party and any Affiliate of any New Borrower Party, such opinions to be in form and substance satisfactory to Agent.

28.	Costs & Expenses: New Borrower shall pay for all costs and expenses of Agent, Lenders and their respective counsel in connection with the consummation of the New Loan.

29.	Transfer Taxes. Any transfer tax incurred in connection with the New Loan and/or the transfer of the ownership of the property from Existing Borrower to New Borrower shall be at New Borrower’s sole cost and expense. The Plan shall provide for Bankruptcy Code section 1146 treatment to obviate any such transfer taxes, if applicable.

The foregoing terms are a statement of the parties’ general intent only and do not set forth all of the terms and conditions which are required for the transaction or required in the Loan Documents which the parties are to negotiate and agree upon in their sole discretion. Nothing contained in this term sheet, nor the execution or delivery of this letter by any person or entity, shall be deemed an offer, an acceptance or binding upon any person or entity. None of the parties hereto will have any legal obligation to any other party hereunder unless and until definitive documentation shall have been executed and delivered by all parties thereto.